Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231405) of Clarivate Analytics Plc of our report dated February 26, 2019 relating to the financial statements of Camelot Holdings (Jersey) Limited, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 16, 2019